 EX‑31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2016-C4 (the "Exchange Act periodic reports");

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Westfield San Francisco Centre Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Westfield San Francisco Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfield San Francisco Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Certificate Administrator for the Westfield San Francisco Centre Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Westfield San Francisco Centre Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Westfield San Francisco Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 693 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 693 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 693 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 10 Hudson Yards Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 10 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 10 Hudson Yards Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 10 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 9 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9 West 57th Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1 Kaiser Plaza Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the 1 Kaiser Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 1 Kaiser Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1 Kaiser Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1 Kaiser Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Salesforce Tower Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Salesforce Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 60 Madison Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 60 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 60 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 60 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 60 Madison Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 60 Madison Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 60 Madison Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 60 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Gateway Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Moffett Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Moffett Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Gateway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moffett Gateway Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Moffett Gateway Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Moffett Gateway Mortgage Loan.

Dated: March 27, 2017

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)